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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): OCTOBER 27, 1995

                              THE ADMAR GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                     FLORIDA
                 (State or other jurisdiction of incorporation)

      0-15117                                            95-257295
(Commission File No.)                          (IRS Employer Identification No.)

                        1551 N. TUSTIN AVENUE, SUITE 300
                               SANTA ANA, CA 92701
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (714) 953-9600


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ITEM 5.          OTHER EVENTS.

                 On October 27, 1995, The Admar Group, Inc. (the "Company") entered into a definitive Agreement and Plan of Merger (the "Agreement") with Principal Health Care, Inc., an Iowa corporation ("Principal"), and PHC Merging Company, a Florida corporation and a wholly owned subsidiary of Principal ("Acquisition Sub"), which Agreement provides for the merger (the "Merger") of Acquisition Sub with and into the Company. Upon consummation of the proposed Merger, the Company would become a wholly owned subsidiary of Principal. Completion of the Merger is subject to a number of conditions to closing, including, among other things, the approval of the shareholders of the Company, the completion of due diligence by Principal, the absence of a material adverse change with respect to the Company and the performance of certain agreements and covenants specified in the Agreement by the Company and Principal. This description is qualified by reference to the Agreement, a copy of which is filed herewith as Exhibit 2.1.

                 Under the terms of the Agreement, upon the filing of the articles of merger of the Acquisition Sub and the Company, each share of the Company's Common Stock outstanding would be converted into the right to receive $2.25 in cash, in immediately available funds, without interest. In addition, the holders of outstanding options and warrants to purchase Common Stock of the Company would be entitled to receive $2.25 per share, less the applicable exercise price. As of the close of business on October 25, 1995, there were approximately 8,762,602 shares of the Company's Common Stock outstanding. The total purchase price is estimated at approximately $20 million.

                 Principal is currently a major payor client of the Company. The consideration to be received by the holders of the Company's outstanding shares of Common Stock was determined through arm's length negotiations between the Company and Principal.

                                       2.
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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      EXHIBITS.

         2.1 Agreement and Plan of Merger dated October 27, 1995 by and among The Admar Group, Inc., Principal Health Care, Inc. and PHC Merging Company (the "Agreement").

                  The Disclosure Schedule, list of management level employees and forms of legal opinion paragraphs with respect to the Agreement have been omitted pursuant to Item 602(b)(2) of Regulation S-B. The Company undertakes to furnish such schedules and exhibits to the Commission supplementally upon request.



                                       3.


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                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     THE ADMAR GROUP, INC.

Dated:  November 8, 1995                             By: /s/ Edward K. Evans
                                                         -----------------------
                                                         Edward K. Evans
                                                         Chief Financial Officer



                                       4.


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                                INDEX TO EXHIBITS

EXHIBIT

2.1 Agreement and Plan of Merger dated October 27, 1995 by and among The Admar Group, Inc., Principal Health Care, Inc. and PHC Merging Company

         The Disclosure Schedule, list of management level employees and forms of legal opinion paragraphs with respect to the Agreement have been omitted pursuant to Item 602(b)(2) of Regulation S-B. The Company undertakes to furnish such schedules and exhibits to the Commission supplementally upon request.



                                       5.